Exhibit 99.1

FOR IMMEDIATE RELEASE

THE WALT DISNEY COMPANY SIGNS AMENDED ACQUISITION AGREEMENT
TO ACQUIRE TWENTY-FIRST CENTURY FOX,  INC., FOR $71.3 BILLION IN CASH AND STOCK

New $38-per-share acquisition gives 21st Century Fox shareholders option to elect cash or stock in the combined entity

BURBANK, Calif., June 20, 2018—The Walt Disney Company (NYSE: DIS) today announced that it has signed an amended acquisition agreement with Twenty-First Century Fox, Inc. (“21st Century Fox” —NASDAQ: FOXA, FOX), for $38 per share in cash and stock. Disney will acquire 21st Century Fox immediately following the spin-off of the businesses comprising “New Fox” as previously announced.

Under the amended agreement, 21st Century Fox shareholders may elect to receive, for each share of 21st Century Fox common stock, $38 in either cash or shares of Disney common stock (subject to adjustment for certain tax liabilities as described in the original acquisition announcement). The overall mix of consideration paid to 21st Century Fox shareholders will be approximately 50% cash and 50% stock.  The stock consideration is subject to a collar (described below under ‘Transaction Details’) and is expected to be tax-free to 21st Century Fox shareholders.

The 21st Century Fox businesses to be acquired by Disney remain the same as under the original agreement. Since the original agreement was announced, the intrinsic value of these assets has increased, notably due to tax reform and operating improvements.

“The acquisition of 21st Century Fox will bring significant financial value to the shareholders of both companies, and after six months of integration planning we’re even more enthusiastic and confident in the strategic fit of the assets and the talent at Fox,” said Robert A. Iger, Chairman and Chief Executive Officer, The Walt Disney Company. “At a time of dynamic change in the entertainment industry, the combination of Disney’s and Fox’s unparalleled collection of businesses and franchises will allow us to create more appealing high-quality content, expand our direct-to-consumer offerings and international presence, and deliver more personalized and compelling entertainment experiences to meet growing consumer demand around the world.”

Transaction Details

Disney is expected to pay a total of approximately $35.7 billion in cash and issue approximately 343 million new shares to 21st Century Fox shareholders, representing about a 19% stake in Disney on a pro forma basis.

The collar on the stock consideration will ensure that 21st Century Fox shareholders will receive a number of Disney shares equal to $38 in value if the average Disney stock price at closing is between $93.53 and $114.32.  21st Century Fox shareholders will receive an exchange ratio of 0.3324 shares of Disney common stock if the average Disney stock price at closing is above $114.32 and 0.4063 shares of Disney common stock if the average Disney stock price at closing is below $93.53.  Elections of cash and stock will be subject to proration to the extent cash or stock is oversubscribed.

Disney will also assume about $13.8 billion of net debt of 21st Century Fox. The acquisition price implies a total equity value of approximately $71.3 billion and a total transaction value of approximately $85.1 billion (assuming no tax adjustment). Disney has secured financing commitments for the cash portion of the acquisition.

The amended transaction is expected to be accretive to Disney earnings per share before the impact of purchase accounting for the second fiscal year after the close of the transaction, and to yield at least $2 billion in cost synergies by 2021 from operating efficiencies realized through the combination of businesses.

As announced in the original acquisition agreement, the businesses to be acquired by Disney include 21st Century Fox’s film production businesses, including Twentieth Century Fox, Fox Searchlight Pictures and Fox 2000 Pictures; Fox‘s television creative units, Twentieth Century Fox Television, FX Productions and Fox21; FX Networks; National Geographic Partners; Fox Sports Regional Networks; Fox Networks Group International; Star India; and Fox’s interests in Hulu, Sky plc, and Tata Sky. The acquisition will occur immediately after the spin-off by 21st Century Fox of the Fox Broadcasting network and stations, Fox News Channel, Fox Business Network, FS1, FS2 and Big Ten Network into a newly listed company referred to as New Fox. If 21st Century Fox completes its acquisition of the 61% of Sky it doesn’t already own prior to closing of the Disney acquisition, Disney would assume full ownership of Sky, including the assumption of its outstanding debt, upon closing.

The acquisition will significantly increase Disney’s international footprint and expand the content and distribution for its direct-to-consumer (DTC) offerings, which include ESPN+ for sports fans; a Disney-branded streaming video-on-demand service launching in late 2019 that will feature Disney, Pixar, Marvel and Star Wars films along with a host of exclusive original content and library titles; and its ownership stake in Hulu. As a result of the acquisition, Disney will hold a controlling stake in Hulu.

Disney believes the transaction has a clear and timely path to regulatory approval.  Both companies have spent the past six months working toward meeting all conditions necessary for closing. In the amended agreement, Disney has increased the scope of its commitment to take actions required to secure regulatory approval.

The amended agreement has been approved by the boards of directors of Disney and 21st Century Fox.  The transaction is subject to approval by Disney and 21st Century Fox shareholders, clearance under the Hart-Scott-Rodino Antitrust Improvements Act, a number of other non-United States merger and other regulatory reviews, and other customary closing conditions. Both companies had been scheduled to hold shareholder meetings on the previously announced transaction on July 10.  In light of the amended agreement, the companies are required to prepare updated SEC filings and proxy materials which will be sent to shareholders.  A new date for the shareholder meetings will be announced.

Investor Conference Call

Disney will conduct an investor conference call at approximately 8:30 a.m. EDT / 5:30 a.m. PDT today, June 20, 2018. To listen to the live webcast, please visit www.disney.com/investors. The webcast presentation will be archived.

About The Walt Disney Company

The Walt Disney Company, together with its subsidiaries, is a diversified worldwide entertainment company with operations in four business segments: Media Networks; Studio Entertainment; Parks, Experiences and Consumer Products; and Direct-to-Consumer and International. Disney is a Dow 30 company and had annual revenues of $55.1 billion in its Fiscal Year 2017.

About 21st Century Fox

21st Century Fox is one of the world’s leading portfolios of cable, broadcast, film, pay TV and satellite assets spanning six continents across the globe. Reaching more than 1.8 billion subscribers in approximately 50 local languages every day, 21st Century Fox is home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FXM, FS1, Fox News Channel, Fox Business Network, FOX Sports, Fox Sports Network, National Geographic Channels, Star India, 28 local television stations in the U.S. and more than 350 international channels; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and a 50 per cent ownership interest in Endemol Shine Group. 21st Century Fox also holds approximately 39.1 per cent of the issued shares of Sky, Europe’s leading entertainment company, which serves nearly 23 million households across five countries. For more information about 21st Century Fox, please visit www.21CF.com.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction between The Walt Disney Company (“Disney”) and Twenty-First Century Fox, Inc. (“21CF”), which will be effected through the formation of a new holding company that will become the parent of both Disney and 21CF and is referred to as New Disney, TWDC Holdco 613 Corp. (“New Disney”) will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Disney and 21CF that also constitutes a prospectus of New Disney, which will replace the definitive joint proxy statement/prospectus which Disney and 21CF previously filed with the SEC on May 24, 2018 and mailed to their respective stockholders on or about June 1, 2018. 21CF will file with the SEC a registration statement for a newly formed subsidiary (“New Fox”), which is contemplated to own certain assets and businesses of 21CF not being acquired by Disney in connection with the proposed transaction. 21CF, Disney and New Disney may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Form S-4, the joint proxy statement/prospectus or the registration statement of New Fox or any other document which 21CF, Disney or New Disney may file with the SEC. INVESTORS AND SECURITY HOLDERS OF 21CF AND DISNEY ARE URGED TO READ THE REGISTRATION STATEMENTS, THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statements and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by 21CF, Disney and New Disney through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of:

21CF	Disney
1211 Avenue of Americas	c/o Broadridge Corporate Issuer Solutions
New York, NY 10036	P.O. Box 1342
Attention: Investor Relations	Brentwood, NY 11717
1 (212) 852 7059	Attention: Disney Shareholder Services
Investor@21CF.com	1 (855) 553 4763

Participants in the Solicitation

21CF, Disney, New Disney and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding 21CF’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is available in

21CF’s Annual Report on Form 10-K for the year ended June 30, 2017 and its proxy statement filed on September 28, 2017, which are filed with the SEC. Information regarding Disney’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is available in Disney’s Annual Report on Form 10-K for the year ended September 30, 2017 and its proxy statement filed on January 12, 2018, which are filed with the SEC. A more complete description will be available in the registration statement on Form S-4, the joint proxy statement/prospectus and the registration statement of New Fox.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Cautionary Notes on Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed transaction or to make any filing or take other action required to consummate such transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction may not occur on the anticipated terms and timing or at all, (ii) the required regulatory approvals are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction, (iii) the risk that a condition to closing of the transaction may not be satisfied (including, but not limited to, the receipt of legal opinions with respect to the treatment of certain aspects of the transaction under U.S. and Australian tax laws), (iv) the risk that the anticipated tax treatment of the transaction is not obtained, (v) an increase or decrease in the anticipated transaction taxes (including due to any changes to tax legislation and its impact on tax rates (and the timing of the effectiveness of any such changes)) to be paid in connection with the separation prior to the closing of the transactions could cause an adjustment to the number of Disney shares and the cash amount to be paid to holders of 21CF’s common stock, (vi) potential litigation relating to the proposed transaction that could be instituted against 21CF, Disney or their respective directors, (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (viii) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (ix) negative effects of the announcement or the consummation of the transaction on the market price of 21CF’s common stock, Disney’s common stock and/or New Disney’s common stock, (x) risks relating to the value of the New Disney shares to be issued in the transaction and uncertainty as to the long-term value of New Disney’s common stock, (xi) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of New Disney’s operations after the consummation of the transaction and on the other conditions to the completion of the merger, (xii) the risks and costs associated with, and the ability of New Disney to, integrate the businesses successfully and to achieve anticipated synergies, (xiii) the risk that disruptions from the proposed transaction will harm 21CF’s or Disney’s business, including current plans and operations, (xiv) the ability of 21CF or Disney to retain and hire key personnel, (xv) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S., Australian or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the proposed transactions or cause the terms of the proposed transactions to be modified, (xvi) the ability of the parties to obtain or consummate financing or refinancing related to the proposed transactions upon acceptable terms or at all, (xvii) as well as management’s response to any of the aforementioned factors.

These risks, as well as other risks associated with the proposed transactions, will be more fully discussed in the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transactions, as well as in the registration statement filed with respect to New Fox. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 and the registration statement of

New Fox will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on 21CF’s, Disney’s or New Disney’s consolidated financial condition, results of operations, credit rating or liquidity. Neither 21CF, Disney nor New Disney assume any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Media Contacts:

Zenia Mucha
The Walt Disney Company
zenia.mucha@disney.com
(818) 560-5300

David Jefferson
The Walt Disney Company
david.j.jefferson@disney.com
(818) 560-4832

Investor Contact:

Lowell Singer
The Walt Disney Company
lowell.singer@disney.com
(818) 560-6601